EXHIBIT  3.1

                               THE STATE OF TEXAS
                               SECRETARY OF STATE

                                  OCT. 15, 1997

JOHNNY J. WILLIAMS
13831 NORTHWEST FRWY STE 155
HOUSTON,        TX 77040

IDS ENGINFERING, INC.

CHARTER NUMBER 01464129-00

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD THE ARTICLES OF INCORPORATION THAT CREATED YOUR CORPORATION. WE EXTEND OUR REST WISHES FOR SUCCESS IN YOUR NEW VENTURE.

AS A CORPOKATION, YOU ARE SUBJECT TO STATE TAX LAWS. SOME NON-PROFIT CORPORATIONS ARE EXEMPT FROM THE PAYMENT OF FRANCHISE TAXES AND MAY ALSO BE EXEMPT FROM THE PAYMENT OF SALES AND USE TAX ON THE PURCHASE OF TAXABLE ITEMS. IF YOU FEEL THAT UNDER THE LAW YOUR CORPORATION IS ENTITLED TO BE EXEMPT YOU MUST APPLY TO THE COMPTROLLER OF PUBLIC ACCOUNTS FOR THE EXEMPTION. THE SECRETARY OF STATE CANNOT MAKE SUCH DETERMINATION FOR YOUR CORPORATION.

IF WE CAN BE OF FURTHER, SERVICE AT ANY TIME PLEASE LET US KNOW.

VERY TRULY YOURS,

Antonio 0. Garza, Jr., Secretary of State